Exhibit 99.1

Contact:	Mike Huston, President, CEO, and COO
(907) 261-8750
Jed Ballard, Chief Financial Officer
(907) 261-3539

NEWS RELEASE
Northrim BanCorp, Inc. Announces Completion of $60.0 Million
Subordinated Notes Offering

ANCHORAGE, Alaska - November 26, 2025 - Northrim BanCorp, Inc. (NASDAQ:NRIM) ) (“Northrim” or the “Company”) today announced the completion of its private placement of $60.0 million in aggregate principal amount of 6.875% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”) to certain qualified institutional buyers and institutional accredited investors.

The Notes bear interest at a fixed annual rate of 6.875% for the first five years and will reset quarterly thereafter to the then current three-month SOFR rate plus 348 basis points. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The Company intends to use the net proceeds from the private placement for general corporate purposes and to support regulatory capital ratios for growth initiatives.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with each of the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended (the “Securities Act”), with substantially the same terms as the Notes.

Keefe, Bruyette & Woods, A Stifel Company served as the lead placement agent and Hovde Group, LLC served as the co-placement agent for the offering. Hunton Andrews Kurth LLP served as legal counsel to the Company and Squire Patton Boggs (US) LLP served as legal counsel to the placement agents.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Northrim BanCorp, Inc.

Northrim is the holding company of Northrim Bank, an Alaska-based community bank with 20 branches throughout the State of Alaska (the “Bank”). The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Northrim Funding Services, a division of the Bank, operates a factoring and asset-based lending division in the State of Washington. Sallyport Commercial Finance, LLC, a specialty finance company, and Residential Mortgage, LLC, a regional home mortgage company, are wholly-owned subsidiaries of the Bank.

Forward-Looking Statement
This press release contains, and future oral and written statements of Northrim and the Bank may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Northrim’s current views with respect to future events, including the anticipated use of proceeds from the offering of the Notes and related matters. Any statements about Northrim’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “can,” “could,” “may,” “predicts,” “should,” “will,” “estimate,” “plans,” “expects,” “intends” and similar words or phrases. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Northrim and the Bank. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of Northrim and the Bank to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Due to these and other possible uncertainties and risks, Northrim can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. Additional information regarding these factors and uncertainties to which Northrim’s business and future financial performance are subject is contained in Northrim’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of such documents, and other documents Northrim files or furnishes with the SEC from time to time. Further, any forward-looking statement speaks only as of the date on which it is made and Northrim undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law. All forward-looking statements, express or implied, herein are qualified in their entirety by this cautionary statement.

www.northrim.com

Note Transmitted on GlobeNewswire on November 26, 2025, at 12:15 pm Alaska Standard Time.